BILL OF SALE, ASSIGNMENT AND ASSUMPTION

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION is effective as of the 18th day of March, 2008 by and between DOC HOLLIDAY CASINO, LLC., a Colorado limited liability company ("Assignor"), and DOC HOLLIDAY CASINO II, LLC, a Colorado limited liability company ("Assignee") and GLOBAL CASINOS, INC., a Utah corporation (“Global”).

RECITALS

A.

Global formed and organized Assignee as a wholly-owned subsidiary of Global in order to acquire the assets, subject to certain liabilities, of Assignor.

B.

Global and Assignor entered into an Asset Purchase and Sale Agreement dated as of June 14, 2007, as amended by Amendment No. 1 dated September 28, 2007, by Amendment No. 2 dated November 30, 2007, by Amendment No. 3 dated December 5, 2007, by Amendment No. 4 dated January 30, 2008 and by Amendment No. 5 dated March 3, 2008 (hereafter collectively referred to as the “Purchase Agreement”).

B.

The parties have satisfied all conditions necessary to the consummation of the transactions covered by the Agreement and desire to consummate same in accordance with the terms thereof.

NOW, THEREFORE, in consideration of the payment to Assignor of an aggregate of $128,071.58, the assumption of certain liabilities described herein, and the issuance to Assignor of an aggregate of 450,000 shares of common stock of Global Casinos, Inc., the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

1.

Assignor, for itself, its successors and assigns, hereby sells, assigns, transfers, conveys and delivers to Assignee all of the right, title and interest of Assignor in and to all of its Assets, as defined in the Purchase Agreement of whatsoever kind or description, tangible and intangible, related to Assignor's business and operations commonly known as Doc Holliday Casino and located at 129-131 Main Street, Central City, Colorado  80427, free and clear of all liens, encumbrances and claims of third parties.

2.

Assignor transfers and conveys the Assets to Assignee subject to the representations and warranties of Assignor contained in the Agreement, which representations and warranties Assignor confirms and certifies are true and correct as of the date hereof.

3.

Assignee hereby accepts the foregoing assignment and transfer of the Assets free and clear of all liens, encumbrances and claims of third parties, save and except those liabilities listed on Exhibit A hereto (the "Assumed Liabilities"), including, without limitation, the observance and performance of all obligations required of Assignor under any contract, lease or other executory agreement included within the Assets and accruing on or after the date hereof or otherwise attributable to the period commencing on said date and continuing thereafter so long as such commitments remain in full force and effect.

4.

Assignor shall be solely and exclusively liable for any obligations and liabilities of Assignor related to the Assets prior to the date hereof and not listed on Exhibit A hereto and expressly assumed by Assignee as an Assumed Liability and agrees to indemnify, defend and hold harmless Assignee and Global from any liability therefore, including attorneys fees.

5.

Assignee agrees to indemnify, defend and hold harmless Assignor, and its affiliates, agents, successors and assigns, from and against any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever, including attorneys fees, which arise from or relate to the Assets and Assumed Liabilities on or after the date hereof.

6.

Assignor covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant, and delivery of the Business and the Assets hereby made against all Persons whomsoever, to take all steps reasonably necessary to establish the record of Assignee’s title to the Business and the Assets, and to execute and deliver further instruments of transfer and assignment and take such other action as Assignee may reasonably request to more effectively transfer and assign to and vest in Assignee the Business and each of the Assets, all at the sole cost and expense of Assignor.

7.

Assignor hereby constitutes and appoints Assignee the true and lawful agent and attorney in fact of Assignor, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Assignor, but on behalf and for the benefit of Assignee and its successors and assigns, from time to time:

(a)

to demand, receive, and collect any and all of the Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b)

to institute and prosecute, in the name of Assignor or otherwise, any and all Proceedings at law, in equity, or otherwise, that Assignee or its successors and assigns may deem proper in order to collect or reduce to possession any of the Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be;

(c)

to do all things legally permissible, required, or reasonably deemed by Assignee to be required to recover and collect the Assets and to use Assignor’s names in such manner as Assignee may reasonably deem necessary for the collection and recovery of same; and

(d)

to execute and deliver all documents and assignments and to make all filings and recordings in order to effectuate the transfer to Assignee of all title and ownership of Assignor in the Assets, including, but not limited to, all applicable Intellectual Property, trade names, Trademarks, and service marks.

8.

This Agreement shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties have signed this Bill of Sale, Assignment and Assumption the date and year first above written.

ASSIGNOR:

DOC HOLLIDAY CASINO, LLC

a Colorado limited liability company

By:________________________________________

     Fedele V. Scutti, Managing Member

ASSIGNEE:

DOC HOLLIDAY CASINO II, LLC

a Colorado limited liability company

By:  Global Casinos, Inc., its Manager

By:________________________________________

     Clifford L. Neuman, President

GLOBAL CASINOS, INC.,

a Utah corporation

By:________________________________________

Clifford L. Neuman, President

EXHIBIT “A”

ASSUMED LIABILITIES

Agreement with International Gaming Technologies, Inc. (“IGT”) for purchase of gaming machines with a current balance of approximately $128,071.58.

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